UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

10X CAPITAL VENTURE ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41216	98-1611637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Word Trade Center, 85th Floor
New York, New York	10007
(Address of principal executive offices)	(Zip Code)

(212) 257-0069
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	VCXB.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	VCXB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	VCXB WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2023, 10X Capital Venture Acquisition Corp. III, a Cayman Islands exempted company (“10X III”), 10X Sparks Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of 10X III (“Merger Sub” and together with 10X III, “Plaintiffs”), Sparks Energy, Inc., a Delaware corporation (“Defendant”), and Ottis Jarrada Sparks (together with Plaintiffs and Defendant, the “Parties”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”), pursuant to which (i) the Parties mutually agreed to terminate the Agreement and Plan of Merger, by and among Plaintiffs and Defendant, dated as of December 20, 2022 (the “Merger Agreement”) and (ii) the Parties agreed to a mutual release of all claims related to the Merger Agreement, the transactions contemplated thereby, and the complaint filed by the Plaintiffs against Defendant in the Delaware Court of Chancery.

By virtue of the termination of the Merger Agreement, the Ancillary Agreements (as defined in the Merger Agreement) will terminate in accordance with their terms. Following the termination of the Merger Agreement, 10X III intends to seek an alternative business combination and per its extended liquidation date approved by 10X III’s shareholders on December 28, 2022, 10X III has until October 24, 2023 to consummate its initial business combination.

The Settlement Agreement contains mutual releases by all Parties, for all claims known and unknown, relating and arising out of, among other things, the Merger Agreement and the transactions contemplated thereby. The Settlement Agreement acknowledges that the Parties admit no liability or wrongdoing whatsoever. The Settlement Agreement also contains a covenant not to sue and other customary terms.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which is filed herewith and incorporated by reference herein and made a part hereof.

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Merger Agreement and the other Ancillary Agreements is incorporated by reference herein and made a part hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Settlement Agreement and Mutual Release, dated as of February 2, 2023, by and among 10X Capital Venture Acquisition Corp. III, 10X Sparks Merger Sub, Inc., Sparks Energy, Inc. and Ottis Jarrada Sparks.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2023

10X CAPITAL VENTURE ACQUISITION CORP. III

By:	/s/ Hans Thomas
Name:	Hans Thomas
Title:	Chairman and Chief Executive Officer

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